NOTICE OF DEFAULT

AND

OPPORTUNITY TO CURE

January 26, 2009

Greg Brown

BioForce Nanosciences, Inc.

1615 Golden Aspen Dr., Ste 101

Ames, IA 50010

Re:

Entrepreneurial Ventures Assistance Royalty Program

2008 Royalty Payment

$11,250.30

Royalty Agreement Balance

$192,253.82

Dear Mr. Brown:

You are new in default of the Royalty loan identified above.  Your default consists on non-payment of the 2008 royalty payment due as outline above.  Under the terms of your loan contract you have (30) days from the date of this letter to cure this default.  To correct this default, mail or deliver payment in the amount of $11,250.30 to:

Iowa Department of Economic Development

Attn:  Debby Johnston

200 E. Grand Avenue

Des Moines, IA 50309

If the Department does not receive the payment by February 26, 2009 this account will be referred to outside counsel for enforcement of all rights and remedies of the State under the terms of your loan contract.

Sincerely,

/s/ Debby Johnston

Debby Johnston

Recovery Specialist

(515) 242 4716